Exhibit 4.1

DUKE ENERGY FLORIDA, LLC

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

First Supplemental Indenture
Dated as of December 12, 2017

$400,000,000 2.10% AMORTIZING SENIOR NOTES DUE 2019

TABLE OF CONTENTS(1)

ARTICLE I
2.10% AMORTIZING SENIOR NOTES DUE 2019

Section 1.01.	Establishment	1
Section 1.02.	Definitions	2
Section 1.03.	Payment of Principal and Interest	2
Section 1.04.	Denominations	3
Section 1.05.	Global Securities	3
Section 1.06.	Redemption	3
Section 1.07.	Paying Agent	4

ARTICLE II
MISCELLANEOUS PROVISIONS

Section 2.01.	Recitals by the Company	4
Section 2.02.	Ratification and Incorporation of Original Indenture	4
Section 2.03.	Executed in Counterparts	4

Exhibit A — Form of 2.10% Amortizing Senior Note Due 2019
Exhibit B — Certificate of Authentication

(1)  This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 12th day of December, 2017, by and among DUKE ENERGY FLORIDA, LLC, a limited liability company of the State of Florida (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (successor to J.P. Morgan Trust Company, National Association), a national banking association, as Trustee (herein called the “Trustee”).

WITNESSETH:

WHEREAS, Florida Power Corporation d/b/a Progress Energy Florida, Inc., a predecessor to the Company, has heretofore entered into an Indenture (for Debt Securities), dated as of December 7, 2005 (the “Original Indenture”);

WHEREAS, on August 1, 2015, Duke Energy Florida, Inc. made the required filings with the Florida Department of State under Section 605.1405 of the Florida Revised Limited Liability Company Act and converted its form of organization from a Florida corporation to a Florida limited liability company (the “Conversion”) by the name of “Duke Energy Florida, LLC”;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as it may be amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Indenture, a new series of Debt Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company hereby proposes to create under the Indenture an additional series of Debt Securities;

WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

2.10% AMORTIZING SENIOR NOTES DUE 2019

Section 1.01.                          Establishment.  There is hereby established a new series of Debt Securities to be issued under the Indenture, to be designated as the Company’s 2.10% Amortizing Senior Notes due 2019 (the “Notes”).

There are to be authenticated and delivered initially $400,000,000 principal amount of the Notes, and no further Notes shall be authenticated and delivered except as provided by Section 301, 304, 305,

306 or 1206 of the Original Indenture.  The Notes shall be issued in fully registered form without coupons.

The Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Payment Date to which interest has been paid or duly provided for.

Section 1.02.                          Definitions.  The following defined terms used in this Article I shall, unless the context otherwise requires, have the meanings specified below for purposes of the Notes.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.

“Legal Holiday” means any day that is a legal holiday in New York, New York.

“Original Issue Date” means December 12, 2017.

“Payment Date” means each March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2018.

“Regular Record Date” means, with respect to each Payment Date, the close of business on the 15th calendar day prior to such Payment Date (whether or not a Business Day).

“Stated Maturity” means December 15, 2019.

Section 1.03.                          Payment of Principal and Interest.  The principal of the Notes shall be payable quarterly in eight equal installments of $50,000,000 on each Payment Date commencing on March 15, 2018; provided that if the final installment of principal on the Notes is not equal to the unpaid principal amount of the Notes at the Stated Maturity, then such final installment of principal shall be increased or decreased, as applicable, so that the final installment is equal to the unpaid principal amount of the Notes.  The unpaid principal amount of the Notes shall bear interest at the rate of 2.10% per annum until paid or duly provided for, such interest to accrue from December 12, 2017 or from the most recent Payment Date to which interest has been paid or duly provided for.  Interest shall be paid quarterly in arrears on each Payment Date.  Payments of interest on the Notes shall include interest accrued to but excluding the respective Payment Dates.  Interest payments for the Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.  Installments of interest and principal shall be paid to the Person or Persons in whose name the Notes are registered on the Regular Record Date for such Payment Date.  Any such principal and interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted amounts to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of

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any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

In the event that any date on which principal and interest is payable on the Notes is not a Business Day, then payment of the principal and interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

Payment of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest on Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security.  If any of the Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity of such Notes shall be made at the office of the Paying Agent upon surrender of such Notes to the Paying Agent and (ii) payments of principal and interest shall be made, at the option of the Company, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Section 1.04.                          Denominations.  The Notes shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Section 1.05.                          Global Securities.  The Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee.  Except under the limited circumstances described below, Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in definitive form.  The Global Securities described in this Article I may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

A Global Security representing the Notes shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing with respect to the Notes and beneficial owners of a majority in aggregate principal amount of the Notes represented by Global Securities advise the Depositary to cease acting as Depositary, or (iii) the Company in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct.

Section 1.06.                          Redemption.  The Notes shall not be subject to redemption prior to the Stated Maturity.

The Notes shall not have a sinking fund.

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Section 1.07.                          Paying Agent.  The Trustee shall initially serve as Paying Agent with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.01.                          Recitals by the Company.  The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 2.02.                          Ratification and Incorporation of Original Indenture.  As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.03.                          Executed in Counterparts.  This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

Duke Energy Florida, LLC

By:	/s/ John L. Sullivan, III
Name:	John L. Sullivan, III
Title:	Assistant Treasurer

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Valere Boyd
Name:	Valere Boyd
Title:	Vice President

Signature Page to First Supplemental Indenture

(Duke Energy Florida, LLC)

EXHIBIT A

FORM OF

2.10% AMORTIZING SENIOR NOTE DUE 2019

No.	CUSIP No. 26444H AD3

DUKE ENERGY FLORIDA, LLC

2.10% AMORTIZING SENIOR NOTE DUE 2019

Principal Amount:  $

Regular Record Date:  Close of business on the 15th calendar day prior to the relevant Payment Date (whether or not a Business Day)

Original Issue Date:  December 12, 2017

Stated Maturity: December 15, 2019

Payment Dates:  Quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2018

Interest Rate: 2.10% per annum

Authorized Denomination:  $2,000 or any integral multiple of $1,000 in excess thereof

Duke Energy Florida, LLC, a limited liability company of the State of Florida (the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                               , or registered assigns, the principal sum of                                                      DOLLARS ($                        ) in eight equal installments of $             (              dollars) each, payable quarterly in arrears on each Payment Date commencing on March 15, 2018 (provided that if the final installment of principal on this Security (as defined below) is not equal to the unpaid principal amount of this Security at the Stated Maturity, then such Final Installment of principal shall be increased or decreased, as applicable, so that such final installment is equal to the unpaid principal amount on this Security) and to pay interest on the outstanding principal amount of this Security (for the avoidance of doubt as reduced by the amortization of principal as described above) from the Original Issue Date shown above, or from the most recent Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Payment Date as specified above, commencing on March 15, 2018 and on the Stated Maturity at the rate per annum shown above until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture and at such rate on any overdue principal and on any overdue installment of interest.  The principal and interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2.10% Amortizing Senior Note due 2019 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Payment Date.  Except as otherwise provided in the Indenture, any such principal and interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such defaulted amounts to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Security will include interest accrued to but excluding the respective Payment Dates.  Interest payments for this Security shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months and will accrue from December 12, 2017 or from the most recent Payment Date to which interest has been paid or duly provided for.  In the event that any date on which principal and interest is payable on this Security is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  “Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.  “Legal Holiday” means any day that is a legal holiday in New York, New York.

Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest on the Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security.  If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The Securities of this series shall not be subject to redemption prior to the Stated Maturity.

The Securities of this series shall not have a sinking fund.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Duke Energy Florida, LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

(Reverse Side of Security)

This 2.10% Amortizing Senior Note due 2019 is one of a duly authorized issue of Debt Securities of the Company (the “Securities”), issued and issuable in one or more series under an Indenture, dated as of December 7, 2005 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., (successor to J.P. Morgan Trust Company, National Association), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof as 2.10% Amortizing Senior Notes due 2019 initially in the aggregate principal amount of $400,000,000.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities (for the avoidance of doubt, as reduced by the amortization of principal) of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Securities are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.  The Company may, from time to time, without the consent of the Holder of this Security, provide for the issuance of Securities or other Debt Securities under the Indenture in addition to this Security.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of any of the Debt Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a specified percentage in aggregate principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, a Holder of Debt Securities shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the Holders of not less than a specified percentage in aggregate principal amount of the Debt Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security, subject to the provisions for satisfaction and discharge in Article Seven of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Indenture permits the Company, by irrevocably depositing, in amounts and maturities sufficient to pay and discharge at the Stated Maturity the entire indebtedness on all Outstanding Debt Securities, cash or Government Obligations with the Trustee in trust solely for the benefit of the Holders of all Outstanding Debt Securities, to defease the Indenture with respect to such Debt Securities, and upon such deposit the Company shall be deemed to have paid and discharged its entire indebtedness on such Debt Securities.  Thereafter, Holders would be able to look only to such trust fund for payment of principal and interest at the Stated Maturity.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Debt Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other offices or agencies of the Trustee from time to time designated for such purpose, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations for the same aggregate principal amount, shall be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

All undefined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT - Custodian
(Cust) (Minor)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                      agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

B-1